EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE
Cheniere Partners Reports First Quarter 2026 Results and Reconfirms Full Year 2026 Distribution Guidance
HOUSTON--(BUSINESS WIRE)-- Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE: CQP) today announced its financial results for first quarter 2026.
HIGHLIGHTS
•During the three months ended March 31, 2026, Cheniere Partners generated revenues of $3.6 billion, net income of $186 million, and Adjusted EBITDA1 of $1.2 billion.
•With respect to the first quarter of 2026, Cheniere Partners declared a cash distribution of $0.790 per common unit to unitholders of record as of May 8, 2026, comprised of a base amount equal to $0.775 and a variable amount equal to $0.015. The common unit distribution and the related general partner distribution will be paid on May 15, 2026.
•Reconfirming full year 2026 distribution guidance of $3.10 - $3.40 per common unit, maintaining a base distribution of $3.10 per common unit.
•
2026 FULL YEAR DISTRIBUTION GUIDANCE

2026
Distribution per Unit	$3.10	-	$3.40

SUMMARY AND REVIEW OF FINANCIAL RESULTS

(in millions, except LNG data)	Three Months Ended March 31,
	2026	2025	% Change
Revenues	$3,600	$2,989	20%
Net income	$186	$641	(71)%
Adjusted EBITDA[1]	$1,175	$1,038	13%
LNG exported:
Number of cargoes	112	112	—%
Volumes (TBtu)	412	406	1%
LNG volumes loaded and recognized (TBtu)	413	405	2%
Net income decreased approximately $455 million during the three months ended March 31, 2026 as compared to the corresponding 2025 period. The decrease was primarily attributable to approximately $599 million of unfavorable variances related to changes in the fair value of our derivative instruments, including those impacts related to our long-term Integrated Production Marketing (“IPM”) agreements.
Adjusted EBITDA1 increased by approximately $137 million between the comparable three month periods, primarily driven by higher total margins per MMBtu of liquefied natural gas (“LNG”) delivered.
A significant portion of the derivative gains (losses) relate to the use of commodity derivative instruments indexed to international gas and LNG prices, primarily related to our long-term IPM agreements. Our IPM agreements are designed to provide stable margins on purchases of natural gas and sales of LNG over the life of the agreements
___________________________
1 Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

and have a fixed fee component, similar to that of LNG sold under our long-term, fixed fee LNG sale and purchase agreements. However, the long-term duration and international price basis of our IPM agreements make them particularly susceptible to fluctuations in the fair market value from period to period. In addition, accounting requirements prescribe recognition of these long-term gas supply agreements at fair value each reporting period on a mark-to-market basis, but do not currently permit mark-to-market recognition of the corresponding sale of LNG, resulting in a mismatch of accounting recognition for the purchase of natural gas and sale of LNG. As a result of increased international gas price volatility and increases in international forward commodity curves during the three months ended March 31, 2026, we recognized $677 million of non-cash unfavorable changes in the fair value attributable to such positions, compared to $149 million of non-cash favorable changes in the fair value in the corresponding 2025 period.
During the three months ended March 31, 2026, we recognized in income 413 TBtu of LNG loaded from the SPL Project (defined below).
Capital Resources
The table below provides a summary of our available liquidity (in millions) as of March 31, 2026:

March 31, 2026
Cash and cash equivalents	$279
Restricted cash and cash equivalents	22
Available commitments under our credit facilities(1):
Sabine Pass Liquefaction, LLC (“SPL”) Revolving Credit Facility	831
Cheniere Partners Revolving Credit Facility	1,000
Total available commitments under our credit facilities	1,831

Total available liquidity	$2,132
(1) Available commitments represent total commitments less loans outstanding and letters of credit issued under each of our credit facilities as of March 31, 2026.
Recent Key Financial Transactions and Updates
In March 2026, SPL repaid approximately $53 million aggregate principal amount outstanding of its 4.747% Senior Secured Notes due 2037 (the “2037 SPL Senior Notes”) based on the fixed amortization schedules.

In February 2026, SPL redeemed the remaining $200 million aggregate principal amount of its 5.875% Senior Secured Notes due 2026.
SABINE PASS OVERVIEW
We own natural gas liquefaction facilities with total production capacity of over 30 mtpa of LNG at the Sabine Pass LNG terminal in Cameron Parish, Louisiana (the “SPL Project”).
As of May 1, 2026, approximately 3,360 cumulative LNG cargoes totaling over 230 million tonnes of LNG have been produced, loaded, and exported from the SPL Project.

SPL Expansion Project
We are developing an expansion adjacent to the SPL Project with an expected total peak production capacity of up to approximately 20 mtpa of LNG (the “SPL Expansion Project”), inclusive of estimated debottlenecking opportunities and supporting infrastructure. We expect to execute the SPL Expansion Project in a phased approach, and a positive Final Investment Decision (“FID”) is subject to, among other things, receipt of necessary regulatory approvals and acceptable commercial and financing arrangements. The Federal Energy Regulatory Commission (FERC) application for authorization to site, construct and operate the SPL Expansion Project, as well as the Department of Energy (DOE) application authorizing the export of LNG to non-free trade agreement countries, remain pending.
DISTRIBUTIONS TO UNITHOLDERS
In April 2026, we declared a cash distribution of $0.790 per common unit to unitholders of record as of May 8, 2026, comprised of a base amount equal to $0.775 ($3.10 annualized) and a variable amount equal to $0.015, which takes into consideration, among other things, amounts reserved for annual debt repayment and capital allocation goals, anticipated capital expenditures to be funded with cash, and cash reserves to provide for the proper conduct of the business. The common unit distribution and the related general partner distribution will be paid on May 15, 2026.

INVESTOR CONFERENCE CALL AND WEBCAST
Cheniere Energy, Inc. (NYSE: LNG) will host a conference call to discuss its financial and operating results for the first quarter on Thursday, May 7, 2026, at 11 a.m. Eastern time / 10 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website. The call and accompanying slide presentation will include financial and operating results or other information regarding Cheniere Partners.

About Cheniere Partners
Cheniere Partners owns the Sabine Pass LNG terminal located in Cameron Parish, Louisiana, which has natural gas liquefaction facilities with a total production capacity of over 30 mtpa of LNG, inclusive of debottlenecking opportunities. The Sabine Pass LNG terminal also has operational regasification facilities that include five LNG storage tanks, vaporizers, and three marine berths. Cheniere Partners also owns the Creole Trail Pipeline, which interconnects the Sabine Pass LNG terminal with a number of large interstate and intrastate pipelines.

For additional information, please refer to the Cheniere Partners website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying news release contains a non-GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure that is used to facilitate comparisons of operating performance across periods. This non-GAAP measure should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP, and the reconciliation from these results should be carefully evaluated.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP and should be evaluated only on a supplementary basis.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding Cheniere Partners’ anticipated quarterly distributions and ability to make quarterly distributions at the base amount or any amount, (iii) statements regarding regulatory authorization and approval expectations, (iv) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (v) statements regarding the business operations and prospects of third-parties, (vi) statements regarding potential financing arrangements, (vii) statements regarding future discussions and entry into contracts, and (viii) statements relating to our goals, commitments and strategies in relation to environmental matters. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

 (Financial Tables Follow)

Cheniere Energy Partners, L.P.
Consolidated Statements of Operations
(in millions, except per unit data)(1)
(unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenues
LNG revenues	$2,703	$2,267
LNG revenues—affiliate	846	671
Regasification revenues	34	34
Other revenues	17	17
Total revenues	3,600	2,989

Operating costs and expenses
Cost of sales (excluding operating and maintenance expense and depreciation and amortization expense shown separately below)	2,716	1,703
Cost of sales—affiliate	46	—
Operating and maintenance expense	226	203
Operating and maintenance expense—affiliate	48	44
Operating and maintenance expense—related party	—	15
General and administrative expense	3	4
General and administrative expense—affiliate	24	23
Depreciation and amortization expense	174	171
Other operating costs and expenses	2	—
Total operating costs and expenses	3,239	2,163

Income from operations	361	826

Other income (expense)
Interest expense, net of capitalized interest	(181)	(190)
Interest and dividend income	5	5
Other income—affiliate	1	—
Total other expense	(175)	(185)

Net income	$186	$641

Basic and diluted net income per common unit(1)	$0.19	$1.08

Weighted average basic and diluted number of common units outstanding	484	484

(1)Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Securities and Exchange Commission.

Cheniere Energy Partners, L.P.
Consolidated Balance Sheets
(in millions, except unit data) (1)
(unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$279	$182
Restricted cash and cash equivalents	22	19
Trade and other receivables, net of current expected credit losses	281	511
Trade and other receivables—affiliate	311	238
Advances to affiliates	142	145
Inventory	151	180
Current derivative assets	3	—
Prepaid expenses	34	42
Other current assets, net	27	21
Total current assets	1,250	1,338

Property, plant and equipment, net of accumulated depreciation	15,106	15,259
Operating lease assets	75	76
Derivative assets	464	541
Other non-current assets, net	211	223
Total assets	$17,106	$17,437

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities
Accounts payable	$52	$53
Accrued liabilities	732	990
Current debt, net of unamortized discount and debt issuance costs	1,606	306
Due to affiliates	36	57
Deferred revenue	93	119
Current derivative liabilities	447	164
Other current liabilities	12	15
Other current liabilities—affiliate	5	4
Total current liabilities	2,983	1,708

Long-term debt, net of unamortized discount and debt issuance costs	12,612	14,161
Derivative liabilities	1,187	900
Other non-current liabilities	227	231
Other non-current liabilities—affiliate	19	23
Total liabilities	17,028	17,023

Partners’ equity
Common unitholders’ interest (484 million units issued and outstanding at both March 31, 2026 and December 31, 2025)	2,936	3,156
General partner’s interest (2% interest with 10 million units issued and outstanding at both March 31, 2026 and December 31, 2025)	(2,858)	(2,742)
Total partners’ equity	78	414
Total liabilities and partners’ equity	$17,106	$17,437

(1)Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Measures
Regulation G Reconciliations
Adjusted EBITDA
The following table reconciles our Adjusted EBITDA to U.S. GAAP results for the three months ended March 31, 2026 and 2025 (in millions):

	Three Months Ended March 31,
	2026	2025
Net income	$186	$641
Interest expense, net of capitalized interest	181	190
Interest and dividend income	(5)	(5)
Other income—affiliate	(1)	—
Income from operations	$361	$826
Adjustments to reconcile income from operations to Adjusted EBITDA:
Depreciation and amortization expense	174	171
Loss from changes in fair value of commodity derivatives, net (1)	640	41
Adjusted EBITDA	$1,175	$1,038

(1) Change in fair value of commodity derivatives prior to contractual delivery or termination, primarily related to non-cash changes in the fair value of our long-term IPM agreements.
Adjusted EBITDA is commonly used as a supplemental financial measure by our management and external users of our Consolidated Financial Statements to assess the financial performance of our assets without regard to financing methods, capital structures, or historical cost basis. Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.
We believe Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.
Adjusted EBITDA is calculated by taking net income before interest expense, net of capitalized interest, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense, gain or loss on disposal of assets, and changes in the fair value of our commodity derivatives prior to contractual delivery or termination. Changes in the fair value of commodity derivatives are considered in determining Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of the related item economically hedged. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.
Contacts
Cheniere Partners

Investors
Randy Bhatia	713-375-5479
Frances Smith	713-375-5753

Media Relations
Randy Bhatia	713-375-5479
Bernardo Fallas	713-375-5593